EXHIBIT 10.9

MSCI INC.

NON-EMPLOYEE DIRECTORS DEFERRAL PLAN

Section 1.      Purpose. The purpose of the MSCI Inc. Non-Employee Directors Deferral Plan (as may be amended from time to time, the “Plan”) is to attract and retain the services of experienced non-employee directors for MSCI Inc. (the “Company”) by providing them with opportunities to defer income taxes on their compensation and to encourage them to acquire additional shares of the Company’s common stock. This Plan is established in connection with the MSCI Inc. 2016 Non-Employee Directors Compensation Plan (as may be amended from time to time, the “Directors Plan”).

Section 2.      Definitions. Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the Directors Plan.

Section 3.      Eligibility. Each Non-Employee Director shall be entitled to participate in the Plan. Each such Non-Employee Director who makes a deferral under the Plan is referred to herein as a “Participant”.

Section 4.      Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Non-Employee Directors for participation; (ii) determine the terms and conditions of any deferral made under the Plan; (iii) interpret and administer the Plan and any instrument or agreement relating to, or deferral made under, the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and (v) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. To the extent legally permitted, the Board may, in its discretion, delegate to the Chief Administrative Officer, the Chief Legal Officer, the Secretary of the Company, the Head of Human Resources or to one or more officers of the Company any or all authority and responsibility to act with respect to administrative matters with respect to the Plan. The determination of the Board on all matters within its authority relating to the Plan shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants.

Section 5.      Deferrals.

(a)      Deferral Elections. Each Participant may elect to defer receipt of all or any portion of any (i) Shares issuable upon conversion of any RSU granted to such Participant under the Directors Plan (a “Deferred Stock Unit”) or (ii) Retainer (which may be paid in cash or Shares) granted to such Participant under the Directors Plan (a “Deferred Retainer”). The date on which any such Shares were scheduled to be issued to such Participant, and/or the date on which any such Retainer was scheduled to be to paid to such Participant, in each case had such Participant not deferred receipt of such Shares and/or Retainer, is referred to herein as the “Scheduled Payment Date”.

(b)      Election Forms. A Participant’s deferral election shall be made in the form of a document (an “Election Form”) established for such purpose by the Board that is executed by such Participant and filed with the Company. The Election Form will require such Participant to specify:

  (i)      the portion of any Shares issuable upon conversion of any RSU and/or the portion of the Retainer that will be deferred;

 (ii)      in the case of a Deferred Retainer, whether distribution will be made to such Participant in cash or Shares; and

(iii)      the time at which the deferred cash or Shares will be distributed to such Participant, which time may be (x) a specified date, (y) termination of such Participant’s service from the Board or (z) a specified date following such termination.

Each Election Form will remain in effect until superseded or revoked pursuant to this Section 5.

(c)      Timing of Elections.

 (i)      Subject to Section 5(c)(ii), an Election Form executed by a Participant shall apply to any RSU or Retainer that is granted to such Participant at any time following the end of the calendar year in which such Election Form is executed.

(ii)      An Election Form filed by a Participant within 30 days after such Participant becomes eligible to participate in the Plan shall apply to any RSU or Retainer that is granted to such Participant or relates to services performed following the date on which such Participant executes such Election Form.

(d)      Subsequent Election Forms. A Participant who has an Election Form on file with the Company may execute and file with the Company a subsequent Election Form at any time. Such subsequent Election Form shall apply to any RSU or Retainer that is granted to such Participant following the end of the year in which such subsequent Election Form is executed.

(e)      Revoking Election Forms. A Participant may revoke an Election Form at any time by providing written notice to the Secretary of the Company. Such revocation shall apply to any RSU or Retainer that is granted to such Participant following the year in which such notice is provided.

(f)      Redeferrals. Not later than 12 months prior to the date on which a Deferred Stock Unit or Deferred Retainer is scheduled to be distributed to a Participant, such Participant may elect to redefer such Deferred Stock Unit or Deferred Retainer to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in the form of a document established for such purpose by the Board that is executed by such Participant and filed with the Secretary of the Company.

(g)      Vesting. Each Deferred Stock Unit and each Deferred Retainer shall be fully vested and non-forfeitable at all times from the applicable Scheduled Payment Date.

Section 6.      Timing and Form of Distribution.

(a)      Subject to this Section 6, distribution with respect to a Participant’s Deferred Stock Unit or Deferred Retainer shall be made to such Participant in a single lump sum at the time specified on the applicable Election Form.

(b)      The Board, in its sole discretion, may accelerate the distribution of a Participant’s Deferred Stock Unit or Deferred Retainer if such Participant experiences an unforeseeable emergency or hardship, provided that such distribution complies with Section 409A of the Code.

(c)      All of a Participant’s Deferred Stock Units and Deferred Retainers shall be distributed to such Participant upon a Change in Control or such Participant’s death or “permanent and total disability” (as defined in Section 22(e)(3) of the Code).

(d)      If the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s termination of service from the Board, any distribution that otherwise would be made to such Participant as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

(e)      Each Deferred Stock Unit shall be distributed in Shares. Each Deferred Retainer shall be distributed in cash or Shares, as specified on the applicable Election Form. Notwithstanding the foregoing, cash shall be distributed in lieu of any fractional Shares that otherwise would have been distributed.

Section 7.      Amount of Distribution.

(a)      Distribution in Shares.

 (i)      Each Deferred Stock Unit and each Deferred Retainer that is scheduled to be distributed in Shares shall be allocated to a separate bookkeeping account (a “Share Account”) established and maintained by the Company to record the number of Shares to which such Deferred Stock Unit or Deferred Retainer relates. In the case of a Deferred Stock Unit, the Share Account shall reflect the number of Shares deferred. In the case of a Deferred Retainer, the Share Account shall reflect a number of Shares determined by dividing the applicable amount of the Retainer by the Fair Market Value of a Share on the Scheduled Payment Date, with the value of any fractional Shares paid to the Participant in cash on the Scheduled Payment Date.

 (ii)      Until the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in Shares, if the Company pays a regular or ordinary cash dividend on its Shares, the Share Account shall be credited with a number of Shares determined by dividing the amount of the cash dividend by the Fair Market Value of a Share on the dividend payment date, with the value of any fractional shares paid to the Participant in cash on the dividend payment date.

 (iii)      In the event of any dividend or other distribution (other than an ordinary dividend or distribution) (whether in the form of cash, Shares or other securities), sale or other distribution of substantially all of the assets of the Company, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction, change in the Company’s corporate structure or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles any merger, reorganization, recapitalization, consolidation, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, each Share Account shall be automatically adjusted to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Directors Plan.

 (iv)      On the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in Shares, such Participant shall receive that number of Shares equal to the number of Shares credited to the applicable Share Account as of such distribution date.

(b)      Distribution in Cash.

 (i)      A Deferred Retainer that is scheduled to be distributed to a Participant in cash shall be allocated to a separate bookkeeping account (a “Cash Account”) established and maintained by the Company to record the value of such Deferred Retainer. Such Cash Account shall be deemed to have realized applicable investment earnings or losses based on the performance of the investment reference or references selected by such Participant from among the investment references made available under the Plan by the Company from time to time. Such deemed investment earnings or losses shall be credited or debited to such Cash Account as of the end of each calendar quarter.

 (ii)      On the distribution date applicable to a Participant’s Deferred Retainer, such Participant shall receive an amount in cash equal to the value of such Participant’s Cash Account as of the end of the calendar quarter immediately preceding or ending on such distribution date.

Section 8.      General Provisions Applicable to Deferrals.

(a)      Except as may be permitted by the Board, (i) no deferral and no right under such deferral shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 8(b) and (ii) during a Participant’s lifetime, each deferral, and each right under such deferral, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 8(a) shall not apply to any deferral that has been distributed to a Participant.

(b)      A Participant may make a written designation of beneficiary or beneficiaries to receive all or part of the distributions under this Plan in the event of death at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose. Any Shares or cash amounts that become payable upon a Participant’s death, and as to which a designation of beneficiary is not in effect, will be distributed to such Participant’s estate.

(c)      Following distribution of Shares, a Participant will be the beneficial owner of the net Shares issued to such Participant, and will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the Shares. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing Shares issued in accordance with the Plan (and any stock certificates that may subsequently be issued in substitution for the original certificates). The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.

Section 9.     Amendments and Termination.

(a)      The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with applicable law. The Board further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Participant under federal, state or local income tax laws or regulations.

(b)      The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements.

(c)      Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Board and consistent with Section 409A of the Code.

Section 10.    Miscellaneous.

(a)      No Non-Employee Director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.

(b)      The opportunity to make a deferral under the Plan shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. A Participant’s deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan and the applicable Election Form.

(c)      Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)      To the extent applicable, the Company shall be authorized to withhold from any distribution under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of such distribution and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)      If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such Election Form, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

Section 11.  Effective Date of the Plan. The Plan shall be effective as of the date on which the Plan is adopted by the Board.

Section 12.  Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Participant or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such Participant or beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or beneficiary for the Company’s performance under the Plan.

Section 13.    Section 409A of the Code. With respect to deferrals that are subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Section 14.    Governing Law. The Plan and the Election Forms shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.